Exhibit 99.1

Contact:Brett D.  Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 18, 2017)    Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended April 1, 2017 of $5,416,400 (or $1.22 per share diluted) compared to net income of $4,562,900 (or $1.06 per share diluted) in the first quarter of 2016.

Earnings growth during the first quarter was driven by an increase in customer activity within the Company’s lease portfolio and moderate royalty growth in the franchise business.  Brett D. Heffes, Chief Executive Officer, stated “Earlier this year, we announced our initiative to partner with emerging franchisors and entrepreneurs who can benefit from Winmark’s experience in establishing, growing and managing successful businesses.  We have made meaningful progress on this front, and believe that Winmark Franchise Partners will provide us with opportunities for additional growth.”

Winmark Corporation creates, supports and finances business.  At April 1, 2017, there were 1,184 franchises in operation under the brands Plato's Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 70 retail franchises have been awarded but are not open.  In addition, at April 1, 2017, the Company had a lease portfolio of $41.7 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	April 1, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$ 1,723,400	$ 1,252,900
Marketable securities	207,500	199,900
Receivables, net	1,513,400	1,479,200
Restricted cash	30,000	40,000
Net investment in leases - current	16,411,900	17,004,800
Income tax receivable	-	1,678,800
Inventories	106,200	87,500
Prepaid expenses	809,400	1,050,700
Total current assets	20,801,800	22,793,800
Net investment in leases – long-term	25,303,700	24,410,700
Property and equipment, net	683,000	769,600
Goodwill	607,500	607,500
	$ 47,396,000	$ 48,581,600
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$ 1,990,000	$ 1,990,000
Accounts payable	1,249,800	1,692,000
Income tax payable	1,407,600	~~-~~
Accrued liabilities	1,797,100	1,811,100
Deferred revenue	1,912,700	1,864,700
Total current liabilities	8,357,200	7,357,800
Long-Term Liabilities:
Line of credit	16,200,000	23,400,000
Notes payable, net	19,429,000	19,926,500
Deferred revenue	1,422,100	1,423,800
Other liabilities	937,500	993,600
Deferred income taxes	3,331,900	3,331,900
Total long-term liabilities	41,320,500	49,075,800
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 4,169,769 and 4,165,769 shares issued and outstanding	3,541,700	2,976,100
Accumulated other comprehensive loss	(5,100)	(9,900)
Retained earnings (accumulated deficit)	(5,818,300)	(10,818,200)
Total shareholders’ equity (deficit)	(2,281,700)	(7,852,000)
	$ 47,396,000	$ 48,581,600

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

,
	Three Months Ended
	April 1, 2017	March 26, 2016
REVENUE:
Royalties	$ 10,454,000	$ 10,272,500
Leasing income	5,859,600	4,512,700
Merchandise sales	748,300	737,100
Franchise fees	269,300	372,500
Other	292,600	285,500
Total revenue	17,623,800	16,180,300
COST OF MERCHANDISE SOLD	715,000	697,400
LEASING EXPENSE	1,271,400	904,100
PROVISION FOR CREDIT LOSSES	(1,400)	(14,400)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,503,400	6,554,600
Income from operations	9,135,400	8,038,600
INTEREST EXPENSE	(499,100)	(640,700)
INTEREST AND OTHER INCOME (EXPENSE)	1,800	(10,500)
Income before income taxes	8,638,100	7,387,400
PROVISION FOR INCOME TAXES	(3,221,700)	(2,824,500)
NET INCOME	$ 5,416,400	$ 4,562,900

EARNINGS PER SHARE - BASIC	$ 1.30	$ 1.11

EARNINGS PER SHARE - DILUTED	$ 1.22	$ 1.06

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	4,167,132	4,114,071

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	4,450,495	4,313,920